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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2002

The JPM Company
(Exact name of registrant as specified in its charter)

Pennsylvania	0-27738	23-1702908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
155 North 15th Street, Lewisburg, Pennsylvania	17838
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (570) 524-8255

Item 5. Other Events.

        As previously reported, on March 1, 2002, The JPM Company and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware, Wilmington, Delaware (the "Court"). JPM's and its subsidiaries' cases have been assigned to United States District Judge Walrath and are jointly administered for procedural purposes under Case No. 02-10641. JPM and its subsidiaries are in possession of their respective remaining assets as debtors-in-possession and continue to be managed by their respective officers and directors, subject to the orders and supervision of the Court.

        JPM is filing herewith its Initial Monthly Operating Report that it filed with the Court on May 8, 2002 in connection with its ongoing proceeding under Chapter 11 of the United States Bankruptcy Code.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

    99.1    Initial Monthly Operating Report of JPM.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 15, 2002	THE JPM COMPANY
	By:	/s/ Kevin J. Bratton Name: Kevin J. Bratton Title: Chief Financial Officer

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE